UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 15, 2020

ORION ENERGY SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Wisconsin	01-33887	39-1847269
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2210 Woodland Drive, Manitowoc, Wisconsin

(Address of principal executive offices, including zip code)

(920) 892-9340

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common stock, no par value	OESX	The Nasdaq Stock Market LLC (NASDAQ Capital Market)
Common stock, purchase rights		The Nasdaq Stock Market LLC (NASDAQ Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 15, 2020, Orion Energy Systems, Inc. (the “Company”) announced the hiring of J. Per Brodin as the successor to William T. Hull, the Company’s current Executive Vice President, Chief Financial Officer, Chief Accounting Officer and Treasurer. Mr. Brodin will commence his employment with the Company effective October 19, 2020 as Executive Vice President and will also become the Company’s Chief Financial, Chief Accounting Officer and Treasurer upon Mr. Hull’s retirement. As previously disclosed, Mr. Hull intends to retire from his positions with the Company upon the successful filing of the Company’s Quarterly Report on Form 10-Q for the quarter ending September 30, 2020 with the Securities and Exchange Commission.

Mr. Brodin, age 59, currently is a partner of Hardesty LLC, a national executive services firm, and provides Interim CFO services to Hardesty’s clients. As a partner of Hardesty, he recently served as the Interim Chief Financial Officer to KKR-owned Fleet Farm, a large general retailer with stores, from March 2020 to August 2020. Prior to joining Hardesty, he served as the Chief Financial Officer of Shopko Stores, a general retailer, from December 2017 until April 2019. Prior to Shopko, he served as the Chief Financial Officer of ATI Physical Therapy from September 2016 until 2017 and prior to ATI, he served as the Chief Financial Officer of Claire’s Stores, Inc., a public registrant and former NYSE listed global specialty retailer, from February 2008 until August 2016. Mr. Brodin is a Certified Public Accountant.

The Company entered into an executive employment and severance agreement (“Employment Agreement”) with Mr. Brodin pursuant to which he will be provided with the following compensation arrangements: (i) an annual base salary of $350,000; (ii) a grant of shares of restricted stock worth approximately $297,500 vesting annually pro rata over a three-year period; (iii) a fiscal 2021 annual bonus eligibility potential of up to 50% of his pro-rated base salary pursuant to the terms and conditions of the Company’s annual incentive bonus plan; and (iv) an automobile allowance of $1,000 per month. If Mr. Brodin’s employment is terminated without “cause” or for “good reason”, he will be entitled to a lump sum severance benefit equal the sum of his base salary plus the average of the prior three years’ bonuses (the total of which is doubled if the termination occurs after a “change of control”); a pro rata cash bonus for the year of the termination; and COBRA premiums at the active employee rate for the duration of the executive’s COBRA continuation coverage period. To receive these benefits, Mr. Brodin must execute a general release of claims. Upon the termination of employment, Mr. Brodin will be subject to customary non-compete and non-solicit obligations for a period of 24-months following the termination of his employment.

The foregoing description of the Employment Agreement is qualified in its entirety by reference to the full text of the Employment Agreement, a copy of which is filed herewith as Exhibit 10.1 and is incorporated herein by reference.

Item 7.01.	Regulation FD Disclosure.

On October 15, 2020, the Company issued a press release announcing Mr. Brodin’s employment. The Company is furnishing a copy of such press release as Exhibit 99.1 hereto, which is incorporated by reference herein.

Item 9.01(d)	Financial Statements and Exhibits.

Exhibit 10.1	Executive Employment and Severance Agreement, effective as of October 19, 2020, between Orion Energy Systems, Inc. and J. Per Brodin

Exhibit 99.1	Press Release of Orion Energy Systems, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORION ENERGY SYSTEMS, INC.

Date: October 15, 2020	By:	/s/ Michael W. Altschaefl
Michael W. Altschaefl
Chief Executive Officer